Exhibit 99.1

authID Reports Financial and Operating Results for the Fourth Quarter 2025

DENVER, March 30, 2026 (GLOBE NEWSWIRE) -- authID® (Nasdaq: AUID) (“authID” or the “Company”), a leading provider of biometric identity verification and authentication solutions, today reported financial and operating results for the Fourth Quarter and Fiscal Year ended December 31, 2025.

Fourth Quarter 2025 vs. Fourth Quarter 2024 Financial Summary

●	Total revenue for the quarter was $0.4 million, compared to $0.2 million a year ago.

●	Operating expenses were $4.5 million, compared to $4.9 million a year ago.

●	Net loss was $4.0 million, or $0.28 per share, compared to a loss of $4.6 million, or $0.42 per share a year ago.

●	Adjusted EBITDA Loss of $3.0 million (non-GAAP measure as defined below), compared with $4.1 million a year ago.

●	Gross bARR (Booked Annual Recurring Revenue) of $0.1 million (non-GAAP measure as defined below), compared with $7.1 million a year ago.

Fiscal Year 2025 vs. Fiscal Year 2024 Financial Summary

●	Total revenue for the year was $2.0 million, compared to $0.9 million a year ago.

●	ARR (Annual Recurring Revenue) was $1.8 million (non-GAAP measure as defined below), compared with $0.8 million a year ago.

●	Operating expenses were $20.2 million, compared to $15.6 million a year ago.

●	Net loss was $17.9 million, or $1.38 per share, compared to a loss of $14.3 million, or $1.40 per share a year ago.

●	Adjusted EBITDA Loss of $14.4 million (non-GAAP measure as defined below), compared with $11.9 million a year ago.

●	Gross bARR (Booked Annual Recurring Revenue) of $2.4 million (non-GAAP measure as defined below), compared with $9.0 million a year ago.

“2025 was the year the world recognized the deterministic identity problem that authID was built to solve in the new world of AI,” said Rhon Daguro, authID’s Chief Executive Officer. “Our published wins in 2025 and 2026, including a top-20 global retailer, a global technology leader in NESIC, a subsidiary of NEC, a fintech platform serving over 100 financial institutions and a global retailer of personal care products, validate that our biometric authentication platform technologies are setting the standard for identity authentication across a range of industries. At the same time, our product platform expanded meaningfully, with PrivacyKey earning independent industry recognition, the launch of IDX for distributed workforces, and the unveiling of our authID Mandate framework for enterprise Agentic AI governance.

“As a result, we are in the final stages of our sales cycles with global multi-nationals who are the leaders in their respective industries ranging from financial services, professional services, manufacturing, high tech AI, to retail and healthcare,” added Daguro. “This includes 6 companies that are in the Proof of Concept (POC) stage in the month of March alone. We have reached another critical milestone at authID, which is the significant number of large customers entering live production pilots all at once, which require major resource and time investments by both sides. All our customers are looking to authID to solve critical identity problems that every company is facing and we are excited about our future as we continue to add large customers using the authID technology.”

Recent Business and Operational Highlights

●	Signed a full production agreement with a top-20 global retailer — one of the largest retail chains in the world — to deploy authID’s PrivacyKey technology to secure identity verification and password reset for its back-office workforce, with a contractual pathway to expand into retail stores worldwide. The customer is preparing for an expanded rollout of authID’s identity platform after reporting strong operational results, comprising enrollment increase of 472% for users attaching a biometric to their account, scaling more than 5x while delivering a 97.0% acceptance rate, along with very low abandonment rates. This represents meaningful enterprise-scale validation of authID’s biometric authentication platform.

●	Expanded the Company’s strategic partnership with NESIC, a subsidiary of NEC Corporation, a $20 billion global technology leader. Phase one of a multi-phase strategy is live, embedding authID’s biometric identity verification and authentication into NESIC’s Symphonict Trust platform for enterprise workforce onboarding in the Japanese market. Jointly launched Identity Exchange (IDX™), providing scalable identity assurance for distributed workforces, supply chains, and AI Agents. By binding human identity to AI Agents through biometric authentication, IDX directly addresses the governance and accountability gap that currently limits enterprise adoption of Agentic AI and extends authID into the Verifiable Credentials market— dramatically expanding authID’s total addressable market.

●	Signed an agreement with MajorKey Technologies, a premier identity security firm and certified Microsoft Entra Suite services partner, to bring authID’s Proof™ technology to Microsoft customers globally. MajorKey subsequently launched IDProof+, developed in collaboration with authID, delivering high-assurance biometric identity verification into the Microsoft ecosystem and opening a significant new distribution channel for authID.

●	Signed an agreement with a digital infrastructure platform serving more than 100 financial institutions — banks with assets ranging from $10 billion to $150 billion — to integrate authID’s Proof™ and PrivacyKey™ technologies into its universal onboarding and customer management platform.

●	Signed an agreement with an international bank for identity onboarding, verification, and authentication.

●	authID and partner TurboCheck selected by global workforce solutions provider to protect its hiring, onboarding, and daily workforce operations from a fast-growing wave of employment identity fraud.

●	Integrated with ServiceNow, adding authID to the ServiceNow Store, making authID accessible to over 8400 contact centers worldwide, including 85% of Fortune 500 companies.

●	Signed partner deals with a background screening tech innovator for enhanced reusable digital identity credentials and with a pioneer in financial threat intelligence securing the delivery of their “Intelligence as a Service” for financial organizations with cryptographic identity assurance and full auditability.

Financial Results for the Fourth Quarter and Fiscal Year Ended December 31, 2025

Gross revenue for the three months ended December 31, 2025 was $0.6 million, compared with $0.2 million a year ago. Net revenue, which reflects estimated concessions in the Fourth quarter totaling $0.2 million, was $0.4 million, compared with $0.2 million a year ago. Total net revenue for the twelve months ended December 31, 2025 which reflects estimated concessions totaling $0.9 million, was $2.0 million, compared with $0.9 million a year ago. Our gross and net revenue were impacted by certain accounting adjustments required to reflect challenges with two customer contracts, as further explained in the Annual financial statements filed today.

Operating expenses for the three months ended December 31, 2025, were $4.5 million, compared to $4.9 million a year ago. Operating expenses for the twelve months ended December 31, 2025 were $20.2 million, compared with $15.6 million in the year-ago period. The 2025 increase is primarily due to a number of factors including increased headcount and continued investment in sales and R&D, as well as shares issued to management advisors and credit loss expense related to certain customer contracts of approximately $0.8 million. Operating expenses plateaued in Q4 as expenses held steady vs. last year.

Net loss for the three months ended December 31, 2025 was $4.0 million, of which non-cash charges were $1.1 million, compared with a net loss of $4.6 million a year ago, of which non-cash charges were $0.6 million. Net loss for the twelve months ended December 31, 2025 was $17.9 million, of which non-cash charges were $3.8 million, compared with a net loss of $14.3 million a year ago, of which non-cash charges were $2.8 million.

Loss per share for the three months ended December 31, 2025 was $0.28, compared with $0.42 a year ago. Loss per share for the twelve months ended December 31, 2025 was $1.38, compared with $1.40 a year ago.

Adjusted EBITDA loss (a non-GAAP measure, as defined below) was $3.0 million for the three months ended December 31, 2025, compared with a loss of $4.1 million a year ago. Adjusted EBITDA loss was $14.4 million for the twelve months ended December 31, 2025, compared with a loss of $11.9 million a year ago. The increase in adjusted EBITDA loss is primarily driven by the increase in headcount investment in sales and R&D. Please refer to Table 1 for reconciliation of net loss to adjusted EBITDA (a non-GAAP measure).

Remaining Performance Obligation (RPO) as of December 31, 2025, was $2.2 million, of which $0.5 million is held as deferred revenue and $1.7 million is related to other non-cancellable contracted amounts, compared to RPO of $14.3 million as of December 31, 2024. The Company expects to recognize the full RPO of $2.2 million over the entire life of the contracts.

The gross amount of Booked Annual Recurring Revenue or bARR, (a non-GAAP measure, as defined below), signed in the fourth quarter of 2025 was $0.1 million, down from $7.1 million of gross bARR a year ago. The net amount of bARR was a negative $1.0 million, compared to a positive $6.9 million of net bARR signed in the comparable period in 2024. The Q4 bARR is comprised of $0.03 million in Committed Annual Recurring Revenue (cARR) and $0.04 million in estimated Usage Above Commitments (UAC).

The gross amount of Booked Annual Recurring Revenue or bARR, signed in 2025 was $2.4 million, down from $9.0 million of gross bARR a year ago. The net amount of bARR was a negative $6.3 million compared to a positive $7.4 million of net bARR signed in 2024. The 2025 bARR is comprised of $1.06 million in Committed Annual Recurring Revenue (cARR) and $1.37 million in estimated Usage Above Commitments (UAC).

The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, due to certain customers experiencing delays in Production Go-Live timing, volume ramping and challenges meeting their contractual obligations.

The amount of Annual Recurring Revenue or ARR, (a non-GAAP measure, as defined below) as of Q4 2025 was $1.8 million, compared to $0.8 million of ARR as of Q4 2024.

See below for further definition and explanation of ARR and bARR, non-GAAP measures.

Conference Call

A conference call and webcast will be held today at 5:00p.m. EDT, hosted by authID Chief Executive Officer Rhon Daguro and Chief Financial Officer Ed Sellitto to discuss the financial results and provide a corporate update.

To participate on the live conference call, please access this registration link and you will be provided with dial-in details. To avoid delays, participants are encouraged to dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast of the call will be available at webcast registration and on the “Events & Presentations” page of the Company’s website at investors.authid.ai. Only participants on the live conference call will be able to ask questions.

A replay of the event will also be available for 90 days at authID’s Investor Relations site.

About authID Inc.

authID® (Nasdaq: AUID) ensures enterprises “Know Who’s Behind the Device™” for every customer or employee login and transaction through its easy-to-integrate, patented, biometric identity platform. authID quickly and accurately verifies a user’s identity, leveraging a 1-in-1-billion False Positive Rate for the highest level of assurance, coupled with industry-leading speed and privacy-preserving technology. authID’s IDX platform secures the distributed workforce of employees and contractors, while enforcing authorization and accountability for AI agents. By creating a biometric root of trust for each user, authID stops fraud at onboarding, prevents account takeover, detects and stops deepfakes, eliminates password risks and costs, and provides the fastest, frictionless, and most accurate user identity experience in the industry.

Investor Relations Contacts
authID Investor Relations
investor-relations@authID.ai

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, growth and sales, potential contract signings, booked Annual Recurring Revenue (bARR) (and its components cARR and UAC), Annual Recurring Revenue (ARR), cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to attract and retain customers; successful implementation of the services to be provided under new customer contracts and their adoption by customers’ users; the Company’s ability to compete effectively; changes in laws, regulations and practices; the increase in international tariffs and uncertainty over international trading conditions, changes in domestic and international economic and political conditions, the impact of the wars in Ukraine and the Middle East, inflationary pressures, changes in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2025 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. These non-GAAP key business indicators, which include Adjusted EBITDA, bARR and ARR should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors, and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) adjusted to exclude (1) interest expense and debt discount and debt issuance costs amortization expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and certain other items management believes affect the comparability of operating results.

Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Continuing Operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Loss from continuing operations	$(4,035,313)	$(4,594,375)	$(17,932,880)	$(14,277,994)

Addback:

Interest expense, net	652	12,711	15,494	48,930
Interest income	(36,087)	(11,042)	(236,134)	(455,227)
Severance cost	–	–	–	14,251
Depreciation and amortization	11,953	47,865	88,428	179,075
Stock compensation	1,098,754	567,954	3,700,275	2,612,164
Adjusted EBITDA continuing operations (Non-GAAP)	$(2,960,041)	(4,076,887)	(14,364,817)	(11,878,801)

Management believes that bARR and ARR, when viewed with our results under GAAP, provide useful information about the direction of future growth trends of the Company’s revenues. We also rely on bARR as one of several primary measures to review and assess the sales performance of our Company and our management team in connection with our executive compensation. The Company defines Booked Annual Recurring Revenue or bARR, as the amount of annual recurring revenue represented by the estimated amounts of annual recurring revenue we believe will be earned under contracted orders, looking out eighteen months from the date of signing of each customer contract. This estimate is comprised of two components (1) Committed Annual Recurring Revenue (cARR), which represents the minimum amounts that customers are contractually committed to pay each year over the life of the contract and (2) Usage Above Commitments (UAC), which represents our estimate of the rate of annual recurring revenue arising from actual usage of our services above the contractual minimums, that we believe the Customer will achieve after 18 months. The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, which were subject to attrition, or other downward adjustments during the quarter.

The Company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue recognized during the last three months of the relevant period as determined in accordance with GAAP, multiplied by four.

bARR may be distinguished from ARR, as bARR does not take specifically into account the time to implement any contract for authID’s services, nor for any ramp in adoption, or seasonality of usage of our biometric products but is based on the assumption that 18 months after signing these matters will have been generally resolved. Furthermore, bARR is based on estimates of future revenues under particular contracts, whereas ARR, whilst also forward-looking, is based on historical revenues recognized in accordance with GAAP during the relevant period. A reconciliation of bARR and ARR to a GAAP measure is not provided as there are no comparable GAAP measures and we believe that any attempt at such reconciliation may be confusing to investors. bARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

●	bARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as bARR or ARR at any time.

●	bARR and ARR are to be considered “forward-looking statements” and subject to the same risks, as other such statements (see note on “Forward-Looking Statements” above).

authID INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	Unaudited
Revenues:
Revenues	$587,650	$199,749	$2,924,842	$886,485
Discounts and concessions	(181,699)	–	(884,182)	–
Total Revenues, net	405,951	199,749	2,040,660	886,485

Operating Expenses:

General and administrative	2,538,822	2,815,096	12,416,907	9,149,166
Research and development	1,925,924	2,029,494	7,688,845	6,242,535
Amortization	11,953	47,865	88,428	179,075
Total operating expenses	4,476,699	4,892,455	20,194,180	15,570,776

Loss from operations	(4,070,748)	(4,692,706)	(18,153,520)	(14,684,291)

Other Income (Expense):
Interest income	36,087	111,042	236,134	455,227
Interest expense, net	(652)	(12,711)	(15,494)	(48,930)
Other income, net	35,435	98,331	220,640	406,297

Loss from operations before income taxes	(4,035,313)	(4,594,375)	(17,932,880)	(14,277,994)

Income tax expense	–	–	–	–
Net loss	$(4,035,313)	$(4,594,375)	$(17,932,880)	$(14,277,994)

Net Loss Per Share – Basic and Diluted	$(0.28)	$(0.42)	$(1.38)	$(1.40)
Weighted Average Shares Outstanding – Basic and Diluted:	14,398,069	10,920,872	13,007,045	10,202,371

authID INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash	$4,608,073	$8,471,561
Accounts receivable	238,800	97,897
Contract assets	9,362	426,859
Deferred contract costs	199,380	617,918
Other current assets	595,692	460,192
Total current assets	5,651,307	10,074,427

Intangible assets, net	147,391	213,718
Goodwill	4,183,232	4,183,232
Total assets	$9,981,930	$14,471,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$876,168	$1,715,410
Commission liability	4,934	459,657
Severance liability	–	325,000
Convertible debt, net	–	240,884
Deferred revenue	477,058	215,237
Total current liabilities	1,358,160	2,956,188

Total liabilities	$1,358,160	$2,956,188

Commitments and Contingencies (Note 9)

Stockholders’ Equity:
Common stock, $0.0001 par value, 150,000,000 and 250,000,000 shares authorized as of December 31, 2025 and 2024, respectively; 16,132,487 and 10,920,909 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1,613	1,092
Additional paid in capital	200,353,514	185,312,508
Accumulated deficit	(191,741,409)	(173,808,529)
Accumulated comprehensive income	10,052	10,118
Total stockholders’ equity	8,623,770	11,515,189
Total liabilities and stockholders’ equity	$9,981,930	$14,471,377

authID INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,932,880)	$(14,277,994)
Adjustments to reconcile net loss with cash flows from operations:
Stock-based compensation	3,440,357	2,612,164
Amortization of debt discounts and issuance costs	4,116	16,460
Non-cash settlement expense	206,000	–
Amortization expense	88,428	179,075
Provision for doubtful accounts	(149,720)	149,720
Changes in operating assets and liabilities:
Accounts receivable	8,817	(156,340)
Contract assets	417,497	(426,859)
Deferred contract cost	418,538	(460,618)
Other current assets	(135,500)	15,812
Accounts payable and accrued expenses	(1,164,242)	306,445
Commission liability	(454,723)	335,507
Deferred revenue	261,821	83,609
Net cash flows from operating activities	(14,991,491)	(11,623,019)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(22,101)	(65,792)
Net cash flows from investing activities	(22,101)	(65,792)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	13,914,526	10,995,325
Offering costs from sale of common stock	(2,519,356)	(1,009,546)
Repayment of convertible note	(245,000)	–
Net cash flows from financing activities	11,150,170	9,985,779

Effect of Foreign Currencies	(66)	(2,506)

Net Change in Cash	(3,863,488)	(1,705,538)
Cash, Beginning of the Year	8,471,561	10,177,099
Cash, End of the Year	$4,608,073	$8,471,561

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$10,370	32,470
Warrants issued as offering costs	$1,585,637	877,392
Cashless option and warrant exercises	$438,000	79,556